UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2009

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 7, 2009, we entered into a license agreement and a stock transfer agreement with Merrimack Pharmaceuticals, Inc. pursuant to which we obtained exclusive worldwide rights to the development and commercialization of recombinant human alpha-fetoprotein, or rhAFP, including the recombinant, non-glycosylated version of rhAFP known as MM-093, for the treatment of autoimmune diseases. Under the terms of the agreements we will also receive Merrimack’s initial inventory of bulk drug substance suitable for clinical studies and will assume control of the transgenic goats that express rhAFP in their milk, which were originally developed by us for Merrimack under a prior agreement and are cared for in our facilities.

In consideration for the license and these transfers, we have agreed to (i) return to Merrimack all shares of Merrimack Series C convertible preferred stock that we currently hold and (ii) pay Merrimack development and sales milestones and royalties after any successful development and regulatory approval of the product. Our further development of this potential product is dependent upon our ability to attract a commercial partner to fund the development program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated:	July 8, 2009	By:	/s/ John B. Green
John B. Green
Senior Vice President, Treasurer and
Chief Financial Officer